EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-2 (Registration Nos. 333-128083 and 333-109442), Form S-3 (Registration Nos. 333-166862, 333-167822, 333-174282, 333-182964, 333-183557, 333-187710, 333-188066, 333-201824, 333-209000, 333-217182, and 333-218807), and Form S-8 (Registration Nos. 333-101651, 333-122844, 333-163396, 333-192531, 333-205661, and 333-219204) and related prospectuses of BioTime, Inc. of our reports dated March 14, 2019, with respect to the consolidated financial statements of BioTime, Inc. and Subsidiaries (which report expresses an unqualified opinion and includes an explanatory paragraph related to the Company’s change in its method of accounting for revenue) and the effectiveness of BioTime, Inc. and Subsidiaries’ internal control over financial reporting, which appear in this Annual Report on Form 10-K for the year ended December 31, 2018.

/s/ OUM & Co. LLP

San Francisco, California

March 14, 2019